                         FIFTH AMENDMENT TO AMENDED AND
                RESTATED CREDIT AGREEMENT AND CONSENT AND WAIVER

            This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT AND WAIVER (this "Amendment and Waiver"), dated as of July 31, 2001, is entered into by and among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the "Company"), AMERIGAS PROPANE, INC., a Pennsylvania corporation (the "General Partner"), PETROLANE INCORPORATED, a Pennsylvania corporation ("Petrolane"; the Company, the General Partner and Petrolane are, collectively, the "Borrowers"), each of the financial institutions that is a signatory to this Amendment and Waiver (collectively, the "Banks"), BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association), as agent for the Banks (in such capacity, the "Agent"), and amends that certain Amended and Restated Credit Agreement (as the same is in effect immediately prior to the effectiveness of this Amendment and Waiver, the "Existing Credit Agreement" and as the same may be amended, supplemented or modified and in effect from time to time, the "Credit Agreement"), dated as of September 15, 1997, by and among the Company, the General Partner, Petrolane, the Agent, First Union National Bank, as Syndication Agent, and the Banks from time to time party to the Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 15, 1998, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of March 25, 1999, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2000, and that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2000. Capitalized terms used and not otherwise defined in this Amendment and Waiver shall have the same meanings in this Amendment and Waiver as set forth in the Existing Credit Agreement and the rules of interpretation set forth in Section 1.2 of the Existing Credit Agreement shall be applicable to this Amendment and Waiver.

                                    RECITALS

            1. The Company has entered into a Purchase Agreement, dated as of January 30, 2001, by and among Columbia Energy Group, a Delaware corporation ("Seller"), Columbia Propane Corporation, a Delaware corporation ("CPC"), Columbia Propane, L.P., a Delaware limited partnership ("CPLP"), the Company, the Public Partnership and the General Partner, pursuant to which the Company has agreed to acquire the propane distribution businesses of the Seller (the "Columbia Acquisition") through a series of transactions described in pertinent part in Annex I hereto (which Annex I is hereby incorporated herein by reference) and more fully set forth in the Columbia Purchase Agreement (collectively, the "Transactions").

            2. In connection with the Transactions, the Company has requested that the Banks amend certain sections of the Existing Credit Agreement, consent to the Transactions and waive compliance with certain covenants, agreements and obligations of the Company and its Restricted Subsidiaries set forth in the Existing Credit Agreement, all as set forth below.

            3. In order to finance a portion of the Columbia Acquisition and to provide proceeds for the general purposes of the Company, the Public Partnership intends to make an additional capital contribution of up to $200,000,000 to the Company from the proceeds of an issuance of unsecured senior notes of the Public Partnership to institutional investors in an aggregate principal amount of up to $200,000,000.

            4. The Agent and the Banks are willing to agree to so amend the Existing Credit Agreement, to consent to the Transactions and waive the Borrowers' compliance with certain provisions of the Existing Credit Agreement and to make certain other agreements, in each case on the terms and subject to the conditions set forth below.

                          AMENDMENT, CONSENT AND WAIVER


            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            SECTION 1. Amendments. On the terms of this Amendment and Waiver and subject to the satisfaction of all of the conditions precedent set forth below in Section 4:

            (a)   The definition of "Restricted Payment" contained in Section
1.1 of the Existing Credit Agreement is hereby amended by adding the following at the end thereof "; or (c) any indemnification payment made by CPLP, CPH or CPC pursuant to the Tax Indemnity Provisions (as defined in the National Propane Purchase Agreement), including any payment made by the Company to Columbia pursuant to the "Keep Well" Agreement described in Item 12 of Annex I to the Fifth Amendment."

            (b) The definitions of "EBIT", "Parity Debt" and "Subsidiary Guarantee" contained in Section 1.1 of the Existing Credit Agreement are hereby amended to read in their entirety as follows:

            "EBIT" means, for any period, the Company's and its Restricted Subsidiaries' consolidated net income (not including extraordinary gains or losses, other than losses arising from reserves established in connection with the Tax Indemnity Provisions (as defined in the National Propane Purchase Agreement)) plus interest charges and income tax expense in each case for such period, as determined in accordance with GAAP.

            "Parity Debt" means the Mortgage Notes, the Series D First Mortgage Notes, the Series E First Mortgage Notes and other Indebtedness of the Company (other than Indebtedness hereunder) incurred in accordance with
      Section 8.1(a), (b), (e), (f) and (l) and secured by the respective Liens of the Security Documents in accordance with Section 8.3(j), (k), (l) and
      (m).

            "Subsidiary Guarantee" means that certain Restricted Subsidiary Guarantee, dated as of April 19, 1995, by all of the Restricted Subsidiaries (other than CPLP and any Subsidiary of CPLP) for the benefit of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

            (c) The following definitions are hereby added to Section 1.1 of the Existing Credit Agreement in their respective appropriate alphabetical order:

            "Acquisition" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

            "Amendment Effective Date" means the date of satisfaction or waiver of all of the conditions set forth in Section 4 of the Fifth Amendment.

            "AmeriGas Eagle Parts & Service" means AmeriGas Eagle Parts & Service, Inc., a Delaware corporation.

            "Atlantic Energy" means Atlantic Energy, Inc., a Delaware corporation.

            "Columbia Purchase Agreement" means that certain Purchase Agreement, dated as of January 30, 2001, by and among Columbia Energy Group, a Delaware corporation, CPC, CPLP, the Company, the Public Partnership and the General Partner, as amended, supplemented or otherwise modified from time to time.

            "CPC" means Columbia Propane Corporation, a Delaware corporation.

            "CPH" means CP Holdings, Inc., a Delaware corporation.

            "CPLP" means Columbia Propane, L.P., a Delaware limited partnership.

            "CPLP Partnership Agreement" means that certain Amended and Restated Agreement of Limited Partnership of National Propane, L.P. (renamed CPLP), dated as of July 19, 1999, by and among CPC, CPH, and National Propane Corporation, as amended, supplemented or otherwise modified from time to time.

            "CPLP Security Date" shall have the meaning set forth in Section
      8.17 hereof.

            "CPLP Taxes" means all federal, state, local or foreign taxes, governmental fees or like charges of any kind whatsoever, whether disputed or not.

            "Fifth Amendment" means that certain Fifth Amendment to Amended and Restated Credit Agreement and Consent and Waiver, dated as of July 31, 2001, to this Agreement.

            "Intercompany Loan Agreement" means that certain Loan Agreement, dated July 19, 1999, between National Propane, L.P. (renamed CPLP) and CPC, as amended, supplemented or otherwise modified from time to time.

            "Intercompany Note" means that certain Promissory Note, dated July 19, 1999, by CPLP in favor of the Company by endorsement from CPC in the original principal amount of $137,997,000, as amended, supplemented or otherwise modified from time to time.

            "National Propane Purchase Agreement" means that certain Purchase Agreement, dated April 5, 1999, by and among CPLP, CPH, CPC, National Propane Partners, L.P., National Propane Corporation, National Propane SGP, Inc. and Triarc Companies, Inc., as amended, supplemented or otherwise modified from time to time.

            "PP&E Assets" means assets that would, in accordance with the past practice of the Company, be classified and accounted for as "property, plant and equipment" on the consolidated balance sheet of the Company and the Restricted Subsidiaries.

            "Series E First Mortgage Notes" means the First Mortgage Notes, Series E, in an aggregate principal amount of $80,000,000, issued pursuant to that certain Note Agreement, dated as of March 15, 2000, among the Company, the General Partner and the purchasers named in Schedule I thereto.

            "Special Rating" means a risk-based capital factor attributable to Indebtedness for purposes of generally applicable state insurance regulations for life, health and disability insurance companies, substantially equivalent to an investment grade rating issued by a nationally recognized credit rating agency.

            "Specified Acquisition Loans" means the Acquisition Loans used solely for the purposes described in Section 8.9(d)(ii).

            (d) The definition of "Loan Documents" contained in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the words "the Fifth Amendment to Amended and Restated Credit Agreement and Consent and Waiver, dated as of July 31, 2001, among the Borrowers, the Banks and the Agent," after the words "the Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2000, among the Borrowers, the Banks and the Agent,".

            (e)   The definition of "Wholly-Owned Subsidiary" contained in
Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following proviso at the end thereof "; provided, that, for the purposes of this Agreement, CPLP shall be deemed a "Wholly-Owned Subsidiary" for so long as the Company directly or indirectly owns at least 99% of the Capital Stock of CPLP and 100% of the general partnership interests therein, and (b) AmeriGas Eagle Parts & Service shall be deemed a "Wholly-Owned" Subsidiary of the Company for so long as (i) CPLP remains a Restricted Subsidiary and (ii) CPLP directly or indirectly owns at least 100% of the Capital Stock of AmeriGas Eagle Parts & Service".

            (f) The first sentence of Section 2.1(a) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, an "Acquisition Loan") from time to time on any Business Day during the period from the Restatement Effective Date to the New Acquisition Loan Termination Date in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on Schedule 2.1 (such amount as the same may be reduced under Section 2.5 or Section 2.7 or as reduced or increased as a result of one or more assignments under Section 11.9, the Bank's "Acquisition Commitment"); provided, that the Effective Amount of all outstanding Specified Acquisition Loans shall not exceed $30,000,000.

            (g) Section 2.3(a)(D) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      (D) whether the Loans comprising the Borrowing shall be Acquisition Loans or Revolving Loans and, if the Loans comprising the Borrowing shall be Acquisition Loans, whether the Acquisition Loans comprising the Borrowing shall be Specified Acquisition Loans; and

            (h) The second sentence of Section 2.6 of the Existing Credit Agreement is hereby amended by adding the following proviso immediately preceding the period at the end thereof "provided, that no amount of any optional prepayment under this Section 2.6 may be applied to the Revolving Loans unless and until all Specified Acquisition Loans have been paid in full."

            (i) Section 5.2 of the Existing Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (b), (ii) deleting the period at the end of subsection (c) and substituting "; and" in lieu thereof and
(iii) adding the following provision as subsection (d):

      (d) Specified Acquisition Loans. If a Specified Acquisition Loan is requested by the Borrowers, the sum of (i) the Effective Amount of the Revolving Loans and (ii) the Effective Amount of the L/C Obligations shall be equal to the Revolving Commitment.

            (j) Section 6.3 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            Qualification; Corporate or Partnership Authorization. The Company is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each of the General Partner, Petrolane and the Restricted Subsidiaries is qualified or registered and is in good standing as a foreign corporation or foreign limited partnership for the transaction of business, in the states listed in Schedule 6.3, which are the only jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary as of the Restatement Effective Date and in which the failure so to qualify or to be so registered as of the Restatement Effective Date would have a Material

      Adverse Effect. Each of the Company, the General Partner and Petrolane has taken all necessary partnership action or corporate action, as the case may be, to authorize the execution, delivery and performance by it of this Agreement and other Loan Documents to which it is a party. Each Restricted Subsidiary has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance by it of each of the Security Documents to which it is a party. Each of the Company, the General Partner and Petrolane has duly executed and delivered each of this Agreement and the other Loan Documents to which it is a party, and each of them constitutes the Company's, the General Partner's or Petrolane's, as the case may be, legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Each Restricted Subsidiary has duly executed and delivered each of the Security Documents to which it is a party, and each of them constitutes such Restricted Subsidiary's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

            (k) Clause (iii) of Section 7.1(c) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      (iii) demonstrating in reasonable detail compliance at the end of such accounting period with the restrictions contained in Section 7.14(d) and
      (e), Section 8.1 (the last two paragraphs), Sections 8.1(b), (d), (e) and
      (f), Section 8.2, Section 8.4(c), Section 8.4(h), Section 8.5, Section 8.8(a)(ii), Section 8.8(a)(iii), Section 8.8(c)(ii) (calculation of Excess Sale Proceeds), Section 8.13, Section 8.14 (first sentence), Section 8.15 and Sections 8.17(a), (b) and (d).

            (l) Section 7.13 of the Existing Credit Agreement is hereby amended by (i) deleting the period at the end of subsection (a)(iii) and substituting ";" in lieu thereof and (ii) adding the following provision after subsection (a)(iii):

      provided, however, that notwithstanding anything to the contrary contained herein, until the CPLP Security Date, CPLP and each of its Subsidiaries shall at all times remain Restricted Subsidiaries and in no event shall the Company have any right to redesignate CPLP or any of its Subsidiaries as an Unrestricted Subsidiary.

            (m) Section 7.14 of the Existing Credit Agreement is hereby amended by adding the following subsection (e) after Section 7.14(d):

      (e) The General Partner agrees to apply all distributions received by the Public Partnership from the Company and made with the proceeds of Indebtedness incurred pursuant to Section 8.1(l) only to make payments, purchases, prepayments, redemptions, defeasances or other repayments (scheduled or unscheduled) of Indebtedness of the Public Partnership (and to pay all fees, premiums, make whole amounts and transaction expenses incurred in connection therewith), and to the extent any such distributions are not used for such purpose within 30 Business Days of the date thereof, such unused amounts shall be contributed immediately to the Company to repay Indebtedness of the Company referred to in Section 8.1(l)(i)(B).

            (n) Section 8.1(a) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      (a) the Company may become and remain liable with respect to the Indebtedness evidenced by the Mortgage Notes, the Series D First Mortgage Notes, the Series E First Mortgage Notes and Long Term Funded Debt incurred in connection with any extension, renewal, refunding or refinancing of Indebtedness evidenced by the Mortgage Notes, the Series D First Mortgage Notes and the Series E First Mortgage Notes, provided that the principal amount of such Long Term Funded Debt shall not exceed the principal amount of such Indebtedness evidenced by the Mortgage Notes, the Series D First Mortgage Notes or the Series E First Mortgage Notes, together with any accrued interest and prepayment charges with respect thereto, being extended, renewed, refunded or refinanced;

            (o) Section 8.1(e) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      (e) the Company may become and remain liable with respect to Indebtedness incurred for any purpose permitted by the Revolving Commitment, and any Indebtedness incurred for any such permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part, in an aggregate principal amount at any time not in excess of the lesser of (i) $130,000,000 and (ii) $175,000,000 less the aggregate principal amount of the Acquisition Loans outstanding at such time;

            (p) Section 8.1 of the Existing Credit Agreement is hereby amended by adding the following subsection (l) after Section 8.1(k):

      (l) the Company may become and remain liable with respect to Indebtedness which otherwise complies with the terms of Section 8.1(f), the proceeds of which are used to make distributions permitted under
      Section 8.5, provided that the aggregate principal amount of all Indebtedness incurred under this Section 8.1(l) since the Amendment Effective Date and outstanding at any time shall not exceed $105,000,000, provided, further, that the aggregate principal amount of Indebtedness incurred under this Section 8.1(l) shall not exceed the sum of (i) the amount of aggregate net cash proceeds previously received by the Company from time to time from the Public Partnership as a capital contribution made with the proceeds of Public Partnership Indebtedness and the General Partner in connection with its related and contemporaneous capital contribution and designated by such Persons at the time of contribution in the corporate or other records of such Persons as a "PPD/GP Debt Contribution", and used by the Company or its Subsidiaries, (A) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Company in accordance with GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, or (B) to repay, refund or refinance any Indebtedness evidenced by the Acquisition Facility, the Mortgage Notes, the Series D First Mortgage Notes, the Series E First Mortgage Notes, any Parity Debt (other than Parity Debt incurred under this Section 8.1(l)) or Funded Debt incurred in accordance with this Section 8.1 in connection with an extension, renewal, refunding or refinancing of any such Indebtedness, (ii) the amount of any accrued interest payable and accreted issue discount and any prepayment fees, make whole amounts and reasonable transaction expenses incurred in connection with any purchase, acquisition, prepayment, redemption, retirement, defeasance or other repayment of any Indebtedness of the Public Partnership to be made with the proceeds of any such distribution, and (iii) the amount of any reasonable transaction expenses incurred in connection with the issuance of any Indebtedness incurred under this
      Section 8.1(l), provided, further, that at the time the Company incurs any Indebtedness permitted under the above provisions of this Section 8.1(l), such Indebtedness shall have received (i) a Special Rating and (ii) an investment grade rating from at least two nationally recognized statistical rating organizations (as defined for purposes of Rule 436(g) under the Securities Act), such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch IBCA and Moody's Investors Service, provided, further, that the $58,653,226 contribution received by the Company from the Public Partnership and the General Partner in April of 2001 shall be deemed a PPD/GP Debt Contribution for all purposes hereof;

            (q)   The following paragraphs are hereby added at the end of
Section 8.1 of the Existing Credit Agreement:

      Notwithstanding anything in this Agreement to the contrary, until the CPLP Security Date, except for Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to Section 8.1(d), 8.1(f), 8.1(i), 8.1(j) or 8.1(l) (and in accordance with the Total Debt maintenance restrictions set forth in Section 8.14) on or after the Amendment Effective Date in an aggregate principal amount at any time not in excess of $275,000,000, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness incurred pursuant to Section 8.1(d), 8.1(f), 8.1(i), 8.1(j) or 8.1(l) (and in accordance with the Total Debt maintenance restrictions set forth in Section 8.14) unless on the date the Company or such Restricted Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the substantially concurrent repayment of any other Indebtedness, (i) the Leverage Ratio does not exceed 4.75 to 1.00 and (ii) no Default or Event of Default exists. For purposes of determining compliance with the ratio of Total Debt to EBITDA as set forth above, (i) EBITDA shall be determined as at the end of each fiscal quarter for (A) the four most recent fiscal quarters then ended or (B) the eight most recent fiscal quarters then ended and divided by two (2), whichever is greater and (ii) Total Debt shall be determined as of the date the Company or any Restricted Subsidiary becomes liable with respect to Indebtedness incurred in accordance with this paragraph.

      Further, notwithstanding anything in this Agreement to the contrary, until the CPLP Security Date, the Company will not permit CPLP or any of its Subsidiaries to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than
      (i) Indebtedness of the type described in Section 8.1(c), (ii) the Indebtedness of CPLP on the date of closing of the Columbia Acquisition (as defined in the Fifth Amendment), as disclosed in the Columbia Purchase Agreement (which amount shall not be in excess of $10,000,000), and (iii) the Indebtedness of CPLP owing to the Company which is evidenced by the Intercompany Note to the extent that the aggregate principal amount outstanding thereunder does not exceed $137,997,000.

            (r) Section 8.3(j) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      (j) Liens created by any of the Security Documents securing Indebtedness evidenced by the Mortgage Notes, the Series D First Mortgage Notes or the Series E First Mortgage Notes (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness) in accordance with
      Section 8.1(a);

            (s) Section 8.3(m) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      (m) Liens (other than the Liens referred to in clauses (j), (k) or (l) above) securing Indebtedness represented by the Series D First Mortgage Notes, the Series E First Mortgage Notes or other Indebtedness incurred in accordance with Section 8.1(b), 8.1(e) or 8.1(l) or, to the extent incurred (i) to repay Indebtedness or letter of credit obligations incurred and outstanding under the Acquisition Commitment or the Revolving Commitment (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness), (ii) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Company and the Restricted Subsidiaries in accordance with GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, or (iii) by assumption in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, under Section 8.1(f), provided that (1) such Liens are effected through an amendment to the Security Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the Notes and the other Indebtedness secured under the Security Documents, (2) in the case of Indebtedness incurred in accordance with Section 8.1(b) or Section 8.1(f) to finance the making of additions to the General Collateral, the Company has delivered to the Collateral Agent an Officers' Certificate demonstrating that the principal amount of such Indebtedness (net of transaction costs funded by the proceeds of such Indebtedness) does not exceed the lesser of the cost to the Company and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner), and (3) the Company has delivered to the Collateral Agent an opinion of counsel reasonably satisfactory to the Collateral Agent with regard to the attachment and perfection of the Lien of the Security Documents with respect to such additional property and assets;

            (t) Section 8.3 of the Existing Credit Agreement is hereby amended by adding the following paragraph at the end of such Section:

      Notwithstanding anything in this Agreement to the contrary, until the CPLP Security Date, other than Liens permitted by subdivisions (a), (b), (c),
      (d), (f), (g), (h), (o) and (to the extent that any such Lien extends or renews a Lien permitted by subdivision (h) of this Section 8.3) (q) of this Section 8.3, the Company will not permit CPLP or any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of CPLP or such Subsidiary, whether such property or assets are now owned or held or hereafter acquired, or any income or profits therefrom.

            (u) The first sentence of Section 8.5 of the Existing Credit Agreement is hereby amended by adding the following proviso at the end of such sentence:

      ; provided, that, notwithstanding the foregoing, the Company may declare, order, pay, make or set apart sums for Restricted Payments to the Public Partnership at any time, and from time to time, in an aggregate amount not exceeding the proceeds of Indebtedness of the Company incurred pursuant to
      Section 8.1(l) if immediately after giving effect to any such proposed action no Event of Default (or Default under Sections 9.1(a), (f), or (g)) shall exist and be continuing; provided, further, that for all purposes of this Section 8.5 an amount equal to the cash proceeds of any PPD/GP Debt Contribution made prior to such calculation shall be excluded from Available Cash until an amount equal to such prior PPD/GP Debt Contributions has been used for the purposes set forth in Section 8.1(l).

            (v) Section 8.7 of the Existing Credit Agreement is hereby amended by replacing the period at the end thereof with the following:

      and (iii) CPLP may issue or sell its Capital Stock to the Special Limited Partner (as defined in the CPLP Partnership Agreement) of CPLP in accordance with Section 5.3 of the CPLP Partnership Agreement, as such
      Section 5.3 is in effect on the date hereof

            (w) Section 8.9(d) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      (d) The proceeds of the Acquisition Loans will be used for, as selected by the Borrowers in a Notice of Borrowing, (i) the acquisition by the Company of companies or assets in businesses similar to the Business, and may be used, without limitation, for the payment of related fees and expenses and the retirement, repayment or refinancing of any Indebtedness incurred as part of such acquisition, including any Indebtedness assumed by the Company in connection with an addition of assets by way of capital contribution and
      (ii) working capital purposes and general purposes (other than the purposes described in clause (i) above) of the Company and its Restricted Subsidiaries.

            (x) Section 8.12 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

      8.12 Clean Down. The Borrowers will not permit the sum of (a) the outstanding Revolving Loans and (b) the outstanding Specified Acquisition Loans to exceed $30,000,000 for a period of 30 consecutive days during each fiscal year.

            (y) The following provision is hereby added as Section 8.15 of the Existing Credit Agreement:

      8.15 Acquisitions. After the Amendment Effective Date and until the CPLP Security Date, the Company will not, and will not permit any Restricted Subsidiary to, make any Acquisition unless, after giving effect to the consummation of such Acquisition (including any substantially concurrent mergers), (a) all PP&E Assets (as defined in Section 8.17) acquired in connection with such Acquisition shall be owned by the Company or a Restricted Subsidiary and (b) the aggregate net book value of the PP&E Assets of CPLP and its Subsidiaries (both prior to and after giving effect to such Acquisition) shall not exceed 33-1/3% of the aggregate net book value of all PP&E Assets of the Company and its Restricted Subsidiaries and (c) the aggregate net book value (as determined in good faith by the General Partner) of all PP&E Assets acquired by CPLP or any of its Subsidiaries in any fiscal year pursuant to Acquisitions (other than PP&E Assets acquired with the proceeds of any prior or concurrent Capped Investments (as defined in Section 8.17) or PP&E Transfers (as defined in
      Section 8.17)) ("CPLP Acquisitions") shall not, together with any Capped Investments and any PP&E Transfers made in such fiscal year pursuant to
      Section 8.17(a) and Section 8.17(b)(iii), respectively, in the aggregate, exceed (i) $35,000,000 (the "Yearly Threshold"), plus (ii) the amount of any Carryover Threshold (such sum is referred to herein as the "PP&E Acquisition/Investment/Transfer Limit"). "Carryover Threshold" shall mean, for any fiscal year, an amount equal to the PP&E Acquisition/Investment/Transfer Limit for the prior fiscal year minus the aggregate CPLP Acquisitions, Capped Investments and PP&E Transfers in such prior fiscal year, provided, that the Carryover Threshold shall in no event exceed $100,000,000. Notwithstanding the foregoing, (i) CPLP and its Subsidiaries shall be permitted to make Acquisitions after the Amendment Effective Date without complying with clause (b) of this Section 8.15 unless and until the sum of (A) the aggregate net book value of the PP&E Assets acquired by CPLP and its Subsidiaries in connection with all Acquisitions made pursuant to this sentence since the Amendment Effective Date (valued in each case on the date of the Acquisition), plus (B) the aggregate net book value of all PP&E Assets acquired by CPLP and its Subsidiaries in connection with all PP&E Transfers made pursuant to
      Section 8.17(b)(iii)(D), exceeds $70,000,000 and (ii) the value of any

      Acquisitions made by CPLP and its Subsidiaries pursuant to clause (i) of this sentence after the Amendment Effective Date shall be excluded from the calculation of "the aggregate net book value of the PP&E Assets of the Company and its Restricted Subsidiaries" for the purposes of clause (b) of this Section 8.15.

            (z) The following provision is hereby added as Section 8.16 of the Existing Credit Agreement:

      8.16. Limitation on Restricted Agreements. The Company will not, and will not permit any Subsidiary to, enter into, or suffer to exist, any agreement (other than the National Propane Purchase Agreement) with any Person which, directly or indirectly, prohibits or limits the ability of any Restricted Subsidiary to (a) pay dividends or make other distributions to the Company or prepay any Indebtedness owed to the Company, (b) make loans or advances to the Company or (c) transfer any of its properties or assets to the Company.

            (aa)  The following provision is hereby added as Section 8.17 of the
Agreement:

      8.17. CPLP. Notwithstanding anything in this Agreement to the contrary (including the final paragraph of Section 8.8 hereof), until the first date as of which (i) the property and assets of CPLP and each of its Subsidiaries have become part of the General Collateral and are subjected to the Lien of the Security Documents and (ii) CPLP and each of its Subsidiaries have become guarantors under the Subsidiary Guarantee and assignors under the Subsidiary Security Agreement in accordance with
      Section 7.9 and 7.11 hereof (such date, the "CPLP Security Date"), provided that (A) the security interest granted by CPLP pursuant to the Subsidiary Security Agreement may be subject and subordinate to the first priority Lien on the assets of CPLP held by the Company to secure the obligations of CPLP under the Intercompany Note and the Intercompany Loan Agreement, upon terms and conditions satisfactory to the Collateral Agent,
      (B) the security interest granted by any Subsidiary of CPLP pursuant to the Subsidiary Security Agreement may be subject and subordinate to the first priority Lien on the assets of such Subsidiary held by the Company to secure the obligation of such Subsidiary to guarantee (the "CPLP Subsidiary Guaranty") the obligations of CPLP under the Intercompany Note and the Intercompany Loan Agreement, upon terms and conditions satisfactory to the Collateral Agent, (C) the Subsidiary Guarantee of each Subsidiary of CPLP may be subject and subordinate to the guaranty of such Subsidiary in favor of the Company pursuant to the CPLP Subsidiary Guaranty of such Subsidiary, upon terms and conditions satisfactory to the Collateral Agent, and (D) the Subsidiary Guarantee of CPLP may be subject and subordinate to the obligations of CPLP under the Intercompany Note and the Intercompany Loan, upon terms and conditions satisfactory to the Collateral Agent:

                  (a) Investments. The Company will not, and will not permit any Restricted Subsidiary (other than CPLP and its Subsidiaries) (each, a

            "Non-CPLP Restricted Subsidiary") to, directly or indirectly, make or own any Investment in CPLP or any of its Subsidiaries, except for Investments in CPLP or its Subsidiaries permitted under Sections 8.4(b), (c), (d) and (e) and Section 8.17(b) hereof; provided, however, that the aggregate net book value (as determined in good faith by the General Partner) of all such Investments made pursuant to Sections 8.4(b) and (c) (the "Capped Investments") in any fiscal year shall not, together with any CPLP Acquisitions and PP&E Transfers made in such fiscal year pursuant to Section 8.15 and
            Section 8.17(b)(iii), respectively, in the aggregate, exceed the PP&E Acquisition/Investment/Transfer Limit for such fiscal year.

                  (b) Asset Transfers. The Company will not, and will not permit any Non-CPLP Restricted Subsidiary to, directly or indirectly, sell, lease, convey or otherwise transfer, directly or indirectly, any of its assets to CPLP or any Subsidiary of CPLP, including by way of a Sale and Lease-Back Transaction (each, a "Transfer"), except that:

                        (i) the Company may, and may permit any non-CPLP
                  Restricted Subsidiary to, Transfer to CPLP or any of its Subsidiaries assets, provided that (A) such assets ("Non-PP&E Assets") would not, in accordance with the past practice of the Company, be classified and accounted for as "property, plant and equipment" on the consolidated balance sheet of the Company and the Restricted Subsidiaries, (B) the consideration paid by CPLP or its Subsidiaries to the Company or a Non-CPLP Restricted Subsidiary for such Non-PP&E Assets is at least equal to the transferor's aggregate net book value therefor and (C) the aggregate amount of propane inventory (by number of gallons) of CPLP and its Subsidiaries shall not at any time exceed 40% of the aggregate amount of propane inventory (by number of gallons) of the Company and the Restricted Subsidiaries;

                        (ii) the Company may, and may permit any Non-CPLP
                  Restricted Subsidiary to, Transfer to CPLP or any of its Subsidiaries assets in exchange for other assets used in the line of business permitted under Section 8.10 and having a fair market value (as determined in good faith by the General Partner and the Managing General Partner (as defined in the CPLP Partnership Agreement) of CPLP) not less than that of the assets so Transferred (so long as the assets Transferred to the Non-CPLP Restricted Subsidiary or to the Company shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents);

                        (iii) the Company may, and may permit any Non-CPLP
                  Restricted Subsidiary to, Transfer (a "PP&E Transfer") to CPLP or any of its Subsidiaries assets that would, in accordance with the past practice of the Company, be classified and accounted for as "property, plant and equipment" on the consolidated balance sheet of the Company and the Restricted Subsidiaries ("PP&E Assets") (together with associated working capital), provided that (A) the aggregate net book value (as determined in good faith by the General Partner) of all PP&E Assets that are Transferred by the Company or a Non-CPLP Restricted Subsidiary to CPLP or any of its Subsidiaries in any fiscal year shall not, together with any CPLP Acquisitions and Capped Investments made in such fiscal year pursuant to
                  Section 8.15 and Section 8.17(a), respectively, in the aggregate, exceed the PP&E Acquisition/Investment/ Transfer Limit for such fiscal year and (B) the consideration paid by CPLP or its Subsidiaries to the Company or any Non-CPLP Restricted Subsidiary for such PP&E Assets is at least equal to the transferor's net book value therefor; (C) the aggregate net book value of all PP&E Assets of CPLP and its Subsidiaries shall not at any time exceed 33-1/3% of the aggregate net book value of all PP&E Assets of the Company and its Restricted Subsidiaries and (D) notwithstanding the foregoing, (i) the Company and any Non-CPLP Restricted Subsidiary shall be permitted to make PP&E Transfers without complying with clause
                  (C) of this Section 8.17(b)(iii) unless and until the sum of
                  (1) the aggregate net book value of the PP&E Assets acquired by CPLP and its Subsidiaries in connection with all Acquisitions made pursuant to the last sentence of Section
                  8.15 since the Amendment Effective Date (valued in each case on the date of the Acquisition), plus (2) the aggregate net book value of all PP&E Assets Transferred to CPLP and its Subsidiaries in connection with all PP&E Transfers made pursuant to this Section 8.17(b)(iii)(D) exceeds $70,000,000 and (ii) the value of any PP&E Transfers made by the Company or any Non-CPLP Subsidiary pursuant to clause (D) of this
                  Section 8.17(b)(iii) shall be excluded from the calculation of "the aggregate net book value of all PP&E Assets of the Company and its Restricted Subsidiaries" for the purposes of clause (C) of this Section 8.17(b)(iii);

                        (iv) the limitations contained in Sections 8.15(b) and
                  (c) and Sections 8.17(b)(iii)(A) and (C) shall not apply to or prohibit or otherwise restrict (A) any Investment in CPLP or any of its Subsidiaries permitted by Section 8.17(a), (B) any lease of real or personal property from the Company or a Restricted Subsidiary (other than CPLP and its Subsidiaries), as lessor, to CPLP or a Subsidiary of CPLP, as lessee, where the interest of the lessee in the leased assets is expressly subject to the Liens created by the Security Documents securing Indebtedness evidenced by the Notes, (C) any Transfer of assets by the Company or any Non-CPLP Restricted Subsidiary to CPLP or any of its Subsidiaries if (1) such assets consist of the proceeds, or assets purchased or subsequently funded with the proceeds, of a sale of equity interests or debt of the Public Partnership or the General Partner to an entity other than the Company or any Restricted Subsidiary (2) such Transfer is made within one year of such equity or debt sale and (3) in the case of a subsequent funding, such proceeds are used to repay Parity Debt of the Company (other than Indebtedness incurred previously pursuant to Section 8.1(e) or (to the extent such Indebtedness incurred pursuant to Section 8.1(f) is used to repay Indebtedness or letter of credit obligations incurred and outstanding under the Revolving Credit Facility) 8.1(f)) or Indebtedness incurred by the Company to make Acquisitions of assets that have been Transferred to CPLP, or (D) any CPLP Acquisition (1) if the assets acquired are purchased in exchange for equity interests or debt of the Public Partnership or the General Partner or (2)(x) if the assets acquired are purchased or subsequently funded with the proceeds of a sale of equity interests or debt by the Public Partnership or the General Partner to an entity other than the Company or any Restricted Subsidiary, (y) such CPLP Acquisition is made within one year of such equity or debt sale and (z) in the case of a subsequent funding, such proceeds are used to repay Parity Debt of the Company (other than Indebtedness incurred pursuant to Section 8.1(e) or (to the extent such Indebtedness incurred pursuant to Section 8.1(f) is used to repay Indebtedness or letter of credit obligations incurred and outstanding under the Revolving Credit Facility) 8.1(f)) or Indebtedness incurred by CPLP (and owing to the Company) or the Company to make CPLP Acquisitions.

            In addition, without regard to the restrictions of the PP&E Acquisition/Investment/Transfer Limit set forth in Section 8.15(c),
            Section 8.17(a), Section 8.17(b)(iii)(A) above, the Company may contribute to CPLP or its Subsidiaries, within one year after the Amendment Effective Date, PP&E Assets having an aggregate net book value (as determined in good faith by the General Partner) at the time of contribution not exceeding $120,000,000 (together with associated working capital) (such assets are referred to herein collectively as the "Drop Down Assets"), provided, that the Company shall make no contribution of Drop Down Assets unless (i) no Default or Event of Default has occurred and is continuing or would result from any such contribution and (ii) the Company shall give the Collateral Agent written notice of each such contribution of Drop Down Assets substantially concurrently with the consummation thereof and (iii) the consideration paid by CPLP or its Subsidiaries to the Company for such Drop Down Assets is at least equal to the transferor's net book value therefor.

                  (c) CPLP Partnership Agreement. The Company will not, and will cause its Subsidiaries to not, (i) permit the CPLP Partnership Agreement, as in effect on the date hereof, to be amended, modified or supplemented in any respect if such amendment, modification or supplement would adversely affect the rights or powers of the Managing General Partner, or any successor General Partner (each as defined in the CPLP Partnership Agreement), with respect to the liquidation, dissolution or winding-up of the affairs of CPLP or any disposition of assets, discharge of liabilities or distribution of assets in connection therewith (including but not limited to any modification to Section 12.1 of the Partnership Agreement) or (ii) permit CPLP to admit any Person as a Class A Limited Partner or any Managing General Partner (as defined in the CPLP Partnership Agreement) unless all of the capital stock of such Person has been pledged to the Collateral Agent for the benefit of the Banks.

                  (d) Trade Accounts Payable. The Company will not permit CPLP and its Subsidiaries to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to an aggregate amount of trade accounts payable (including but not limited to amounts owed under equipment leases) in excess of $15,000,000 at any time, provided that the amount of any (a) CPLP Taxes, fines or penalties owing by CPLP and its Subsidiaries to any Governmental Authority and (b) obligations of CPLP and its Subsidiaries owing to the Company or any Restricted Subsidiary, shall in each case be excluded from the calculation of the aggregate amount of trade accounts payables pursuant to this Section 8.17(d).

      In addition, both prior to and after the CPLP Security Date, the Company will not, and will cause its Subsidiaries to not, permit the Intercompany Note to be amended, modified or supplemented in any respect if such amendment, modification or supplement would materially and adversely affect the rights of the holder of the Intercompany Note (in its capacity as a holder of the Intercompany Note), including, without limitation, any modification of the July 19, 2009, maturity date of the outstanding principal amount thereunder.

            (bb) Each of Schedule 6.2 (Partnership Interests and Subsidiaries) and Schedule 6.3 (Qualification; Corporate or Partnership Authorization) of the Existing Credit Agreement is hereby amended to read in its entirety as set forth on Schedule 6.2 and Schedule 6.3, respectively, to this Amendment and Waiver.

            SECTION 2. Consents. On the terms of this Amendment and Waiver and subject to the satisfaction of all of the conditions precedent set forth below in Section 4, the Banks hereby consent to the Transactions; provided, that in the event of any conflict between the provisions of the Existing Credit Agreement, as amended and supplemented by this Amendment and Waiver, and those of Annex I hereto, the provisions of the Existing Credit Agreement, as so amended and supplemented, shall control.

            SECTION 3. Waivers. On the terms of this Amendment and Waiver and subject to the satisfaction of all of the conditions precedent set forth below in Section 4:

            (a) Waiver of Certain Subsidiary Guaranty, Lien and Subsidiary Mortgage Requirements. The Banks hereby waive compliance, until the earliest of
(i) 180 days after the expiration of the Debt Indemnity (as defined in Item 14 of Annex I hereto) provided under the National Propane Purchase Agreement, (ii) the purchase by CPLP of the partnership interest of the Special Limited Partner (as defined in the CPLP Partnership Agreement) in CPLP pursuant to the Special Limited Partner's put option under Section 4.5 of the CPLP Partnership Agreement and (iii) the purchase by CPLP of the partnership interest of the Special Limited Partner in CPLP pursuant to CPLP's call option under Section 4.5 of the CPLP Partnership Agreement, with the provisions of Section 7.9 (Subsidiary Guarantors) and Section 7.10 (New Mortgages; Recordation) of the Existing Credit Agreement with respect to (A) CPLP, or any Subsidiary of CPLP, including, without limitation, AmeriGas Eagle Parts & Service, becoming a guarantor under the Subsidiary Guarantee or an assignor under the Subsidiary Security Agreement,
(B) the obligations of the Company to cause CPLP, or any Subsidiary of CPLP, including, without limitation, AmeriGas Eagle Parts & Service, to execute and deliver to the Collateral Agent first priority Mortgages in accordance with
Section 7.9 and Section 7.10 of the Existing Credit Agreement, (C) the obligations of the Company and CPLP under Sections 7.9 through 7.11 of the Existing Credit Agreement and under the Subsidiary Security Agreement to provide to the Collateral Agent a first priority Lien in the assets of CPLP (including the Drop Down Assets and the Capital Stock of AmeriGas Eagle Parts & Service), and (D) the obligations of the Company and AmeriGas Eagle Parts & Service under Sections 7.9 through 7.11 of the Existing Credit Agreement and under the Subsidiary Security Agreement to provide to the Collateral Agent a first priority Lien in the assets of AmeriGas Eagle Parts & Service.

            (b) Waiver of Certain Investment Restrictions. The Banks hereby permanently waive compliance with the Investment restrictions set forth in
Section 8.4 and 8.17(a) of the Existing Credit Agreement, as amended by this Amendment and Waiver, with respect to (i) the Intercompany Note and (ii) the Investment by CPC in Atlantic Energy as described in Item 11 of Annex I; provided, that the aggregate principal amount outstanding under the Intercompany Note shall not exceed $137,997,000. The foregoing waiver shall hereafter permanently exclude the amount of each such Investment from any calculation of "Investment Limit" or "Annual Limit" made under Section 8.4(c) of the Existing Credit Agreement; provided, that the amount of any Investments made by CPC and its Affiliates in Atlantic Energy after the Amendment Effective Date shall be included in the calculation of "Investment Limit" or "Annual Limit" in accordance with Section 8.4(c) of the Existing Credit Agreement and such Investments shall otherwise comply with Section 8.4(c).

            (c) Waiver of Certain Contingent Obligation Restrictions. The Banks hereby permanently waive compliance with the Contingent Obligation restrictions of Section 8.4 of the Existing Credit Agreement with respect to (i) the obligations of CPC, CPH and CPLP for the indemnities described in Items 13 through 17 of Annex I and (ii) the indemnification and guarantee obligations of the Company under the Columbia Purchase Agreement, as in effect on the Amendment Effective Date, and the "Keep Well" Agreement described in Item 12 of Annex I, as in effect on the Amendment Effective Date.

            (d) Waiver of Lien on Capital Stock of Atlantic Energy. The Banks hereby permanently waive compliance with the obligations of the Company and CPC under Section 7.9 of the Existing Credit Agreement and under the Subsidiary Security Agreement to provide to the Collateral Agent a Lien on the Capital Stock of Atlantic Energy.

       SECTION 4. Conditions to Effectiveness of Section 1 Amendments, Section 2 Consents and Section 3 Waivers. The amendments set forth in Section 1, the consents set forth in Section 2 and the waivers set forth in Section 3 of this Amendment and Waiver shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

            (a) Fifth Amendment. On or before the Amendment Effective Date, the Agent shall have received, on behalf of the Banks, this Amendment and Waiver, duly executed and delivered by the Company, the General Partner, Petrolane, each Restricted Subsidiary, the Required Banks and the Agent.

            (b) Direction Notice. On or before the Amendment Effective Date, the Collateral Agent shall have received a Direction Notice, in substantially the form of Exhibit A attached hereto, from the Requisite Percentage (as defined in the Collateral Agency Agreement) with respect to, among other things, the amendments to the Security Documents and the modifications to the General Collateral contemplated by this Amendment and Waiver.

            (c) Collateral Documents. On or before the Amendment Effective Date, the Collateral Agent shall have received, on behalf of the Banks, (i) a joinder agreement in respect of the Subsidiary Guarantee duly executed by each of CPC and CPH in favor of the Collateral Agent, (ii) a joinder agreement in respect of the Subsidiary Security Agreement duly executed by each of CPC and CPH in favor of the Collateral Agent, (iii) a pledge by the Company in favor of the Collateral Agent providing the Collateral Agent with a first priority perfected security interest in the Intercompany Note and any other agreements evidencing Indebtedness owed by CPLP or its Subsidiaries to the Company, (iv) any documents or instruments reasonably requested by the Collateral Agent to evidence the pledge by the Company and CPH of the Capital Stock of CPLP held by the Company and CPH, respectively, which pledge shall provide the Collateral Agent with a first priority perfected interest in such Capital Stock, (v) any documents or instruments reasonably requested by the Collateral Agent to evidence the pledge by the Company of the Capital Stock of CPC held by the Company, which pledge shall provide the Collateral Agent with a first priority perfected security interest in such Capital Stock, (vi) any documents or instruments reasonably requested by the Collateral Agent to evidence the pledge by CPC of the Capital Stock of CPH held by CPC, which pledge shall provide the Collateral Agent with a first priority perfected security interest in such Capital Stock, and (vii) an amendment to the General Security Agreement and the Subsidiary Security Agreement, each in form and substance satisfactory to the Collateral Agent, (A) adding "investment property" to the description of the Collateral, (B) correcting the account number of the Cash Concentration Account (as defined in each of the General Security Agreement and the Subsidiary Security

Agreement) and (C) permitting the Company and its Restricted Subsidiaries to transfer amounts from the Cash Concentration Account to one or more permitted investment accounts for the purpose of making Permitted Investments.

            (d) Collateral. On or before the Amendment Effective Date, the Collateral Agent shall have received, as pledgee, (i) all Capital Stock of CPC, CPH and CPLP (other than the Capital Stock of CPLP owned by National Propane Corporation), together with executed and undated stock powers, and (ii) the Intercompany Note, together with an endorsement by CPC to the Company and by the Company in blank.

            (e) Financing Statements. On or before the Amendment Effective Date, the Company, CPC and CPH shall have duly authorized, executed and delivered proper Financing Statements (Form UCC-1) fully executed for filing under the Uniform Commercial Code or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Agent or the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents.

            (f) Perfection of Security Interests. On or before the Amendment Effective Date, the Collateral Agent shall have received evidence that all other actions necessary or, in the opinion of the Collateral Agent or the Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents (other than recording and other than actions necessary or desirable to perfect the security interests of the Collateral Agent in the vehicles acquired by the Company, which security interests will be perfected in accordance with Section 2.7 of the General Security Agreement) have been taken.

            (g) Information Regarding Intercompany Loan Agreement and Intercompany Note. On or before the Amendment Effective Date, the Collateral Agent shall have received resolutions of the board of directors of the general partner of CPLP ratifying the due authorization, execution, delivery and enforceability of the Intercompany Loan Agreement, as amended through the Amendment Effective Date, and the Intercompany Note and such other matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request.

            (h) Reliance Letter. On or before the Amendment Effective Date, the Collateral Agent shall have received a copy of the opinion of Baker & Botts L.L.P., special counsel for the Company delivered in connection with the closing of the Transactions, together with a letter from Baker & Botts L.L.P. authorizing reliance thereon by the Collateral Agent and the Secured Creditors (as defined in the Collateral Agency Agreement).

            (i) Certificates. The Agent shall have received a certificate from a Responsible Officer of the Company certifying that (i) all governmental actions or filings necessary for the execution, delivery and performance of this Amendment and Waiver shall have been made, taken or obtained, and, to the Company's knowledge, no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or other governmental entity which prohibits or restricts the transactions contemplated by this Amendment and Waiver, (ii) each of the representations and warranties set forth in this Amendment and Waiver is true and correct as of the Amendment Effective Date and (iii) the conditions set forth in subsections
(a) through (h), (j) and (k) of this Section 4 have been satisfied.

            (j) Consent of Holders of First Mortgage Notes. The Agent and the Collateral Agent shall have received copies of the duly executed (i) First Amendment and Consent and Waiver to the Note Agreement, dated as of March 15, 2000, by and among the Company, the General Partner and the noteholders signatory thereto (the "First Amendment to the Series E Note Agreement"), (ii) Second Amendment and Consent and Waiver to the Note Agreement, dated as of March 15, 1999, by and among the Company, the General Partner and the noteholders signatory thereto (the "Second Amendment to the Series D Note Agreement"), and
(iii) the Fifth Amendment and Consent and Waiver to the Note Agreements, dated as of April 12, 1995, by and among the Company, the General Partner, Petrolane and the noteholders signatory thereto (the "Fifth Amendment to the Series A-C Note Agreements"), and the terms of such documents shall be substantially similar to the terms of this Amendment and Waiver.

            (k) Fees. The Agent shall have received (i) for the account of each Bank, an amendment fee in an amount equal to 0.004 multiplied by the Commitments of each Bank (without regard to usage) (the "Amendment Fee"), which Amendment Fee shall be fully earned and nonrefundable on the Amendment Effective Date, provided, that no other holder of Indebtedness of the Obligors shall receive any greater amount of consideration (calculated based upon each $1,000 principal amount of Indebtedness of the Obligors held by each holder or, in the case of any Bank, $1,000 of the Commitments of such Bank), for its consent to the transactions contemplated by this Fifth Amendment and Waiver, and (ii) evidence of payment by the Borrowers of all other accrued and unpaid fees, costs and expenses to the extent then due and payable on the Amendment Effective Date as set forth on an invoice presented by the Agent prior to the Amendment Effective Date, together with Attorney Costs of the Agent to the extent invoiced prior to the Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Agent).

            (l) Existing Indebtedness of CPLP and its Subsidiaries. As of the Amendment Effective Date, none of CPLP and its Subsidiaries has any secured or unsecured Indebtedness outstanding, except as set forth in Schedule 4(1) hereto.

            (m) Annex K to Security Agreements. The Company shall have delivered a new Annex K to each of the General Security Agreement and the Subsidiary Security Agreement in the form of Annex K attached hereto.

            SECTION 5. The Borrowers' Representations and Warranties. In order to induce the Banks to enter into this Amendment and Waiver and to amend the Existing Credit Agreement in the manner provided in this Amendment and Waiver, the Company, the General Partner and Petrolane represent and warrant to the Agent, the Collateral Agent and each Bank as of the Amendment Effective Date as follows:

            (a) Power and Authority. The Company has all requisite partnership power and authority to enter into this Amendment and Waiver and to carry out the transactions contemplated by, and perform its obligations under, the Existing Credit Agreement as amended by this Amendment and Waiver (hereafter referred to as the "Amended Credit Agreement"). The General Partner has all requisite corporate power and authority to enter into this Amendment and Waiver in its individual capacity and in its capacity as the sole general partner of the Company and to carry out the transactions contemplated by, and perform its obligations under, the Amended Credit Agreement. Petrolane has all requisite corporate power and authority to enter into this Amendment and Waiver and to carry out the transactions contemplated by, and perform its obligations under, the Amended Credit Agreement. Each Restricted Subsidiary that is a party to this Amendment and Waiver has all requisite corporate power and authority to enter into this Amendment and Waiver and to carry out the transactions contemplated by, and perform its obligations, under the Security Documents.

            (b) Authorization of Agreements. The execution and delivery of this Amendment and Waiver by the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party to this Amendment and Waiver and the performance of the Amended Credit Agreement by the Company, the General Partner and Petrolane have been duly authorized by all necessary action, and this Amendment and Waiver has been duly executed and delivered by the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party to this Amendment and Waiver.

            (c) Enforceability. The Amended Credit Agreement constitutes the legal, valid and binding obligation of the Company, the General Partner and Petrolane enforceable against the Company, the General Partner and Petrolane in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

            (d) No Conflict. The execution, delivery and performance by each of the Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party to this Amendment and Waiver of this Amendment and Waiver, and the performance by each of the Company, the General Partner, Petrolane and the Restricted Subsidiaries that are a party to this Amendment and Waiver of the Amended Credit Agreement, do not and will not (i) violate (x) any provision of the Partnership Agreement or the certificate or articles of incorporation or other Organization Documents of the Company, the General Partner, Petrolane or any of their respective Subsidiaries, (y) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, or (z) any provision of any agreement or instrument to which the Company, the General Partner, Petrolane or any of their respective Subsidiaries is a party or by which any of its properties is bound, except (in the case of clauses (y) and (z) above) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect, or (ii) result in the creation of (or impose any express obligation on the part of the Borrowers to create) any Lien not permitted by Section 8.3 of the Existing Credit Agreement.

            (e) Governmental Consents. Except for Routine Permits, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Amendment and Waiver by the

Company, the General Partner, Petrolane and each Restricted Subsidiary that is a party to this Amendment and Waiver.

            (f) Representations and Warranties in the Existing Credit Agreement. The Company, General Partner and Petrolane confirm that as of the Amendment Effective Date, (i) the representations and warranties contained in
Article VI of the Existing Credit Agreement are (before and after giving effect to this Amendment and Waiver) true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier time or date, in which case they shall have been true and correct in all material respects as of such earlier time or date) with the same effect as if made on and as of the Amendment Effective Date and (ii) that no Default or Event of Default has occurred and is continuing.

            (g) Liens. As of the Amendment Effective Date, there are no Liens on the General Collateral other than Liens permitted under Section 8.3 of the Existing Credit Agreement.

            (h) Subsidiaries. As of the Amendment Effective Date, and after giving effect to the Transactions, the Company has no Restricted Subsidiaries other than AmeriGas Eagle Parts & Service, AmeriGas Propane Parts & Service, Inc., CPLP, CPC and CPH.

            (i) Solvency. As of the Amendment Effective Date, after giving effect to the consummation of the Transactions, none of AmeriGas Eagle Parts & Service, CPC, CPH or CPLP (i) is insolvent, (ii) is engaged in business, or was about to engage in business or a transaction, for which any property remaining with such Person was an unreasonably small capital, or (iii) intends to incur, or believes that it will incur, debts that would be beyond its ability to pay as such debts matured.

            (j) Payments on Intercompany Note. As of the Amendment Effective Date, to the best knowledge of the Company after due inquiry, CPLP has made all interest payments under the Intercompany Note on or before the date when due.

            (k) Value of Intercompany Note. The Company has received a valuation report prepared by a valuation advisor of recognized national standing, which report concludes, subject to assumptions the Company believes are appropriate and reasonable, the fair market value (rounded) of the Intercompany Note as of the Amendment Effective Date is reasonably represented as $137,997,000.

            (l) Transactions. As of the Amendment Effective Date, after giving effect to the consummation of the Transactions, the Company and its Restricted Subsidiaries (i) have acquired the propane distribution businesses of the Seller and (ii) except as set forth in the Columbia Purchase Agreement, have good and indefeasible title to all of the assets constituting real property, and good and sufficient title to all of the material assets constituting personal property, in each case relating to such propane distribution businesses.

            SECTION 6. Affirmative Covenants.

            (a) Concurrently with the consummation of the Transactions, (i) the Company will deliver to the Agent copies of partnership authorizations for the Company and resolutions of the board of directors of each of the General Partner, Petrolane and the Restricted Subsidiaries authorizing and ratifying the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person and
(ii) an opinion of Morgan, Lewis & Bockius LLP, special counsel to the Borrowers, in substantially the form of Exhibit B hereto.

            (b) Subject to satisfaction of all of the conditions precedent set forth in Section 4 of this Amendment and Waiver and the limitations set forth in
Section 2 of this Amendment and Waiver, the Collateral Agent, the Agent and the Banks hereby agree that the Collateral Agent shall release its security interest in the Drop Down Assets effective as of the date of transfer of such assets from the Company to CPLP, and shall execute and shall deliver to the Company, at the sole expense of the Company, all documents and instruments reasonably necessary to effect such release as of such date.

            (c) Upon the earliest of (i) 180 days after the expiration of the Debt Indemnity (as defined in Item 13 of Annex I hereto) provided under the National Propane Purchase Agreement, (ii) the purchase by CPLP of the partnership interest of the Special Limited Partner in CPLP pursuant to the Special Limited Partner's put option under Section 4.5 of the CPLP Partnership Agreement and (iii) the purchase by CPLP of the partnership interest of the Special Limited Partner in CPLP pursuant to CPLP's call option under Section 4.5 of the CPLP Partnership Agreement, the Company shall cause CPLP, and each Subsidiary of CPLP, to immediately execute and deliver a Subsidiary Guarantee, or joinder agreement in respect thereof, and a joinder agreement in respect of the Subsidiary Security Agreement to the Collateral Agent.

            (d) The Banks hereby agree that the form of intercompany note attached hereto as Exhibit C contains subordination provisions acceptable to the Banks for purposes of Section 8.1(c) of the Existing Credit Agreement.

            SECTION 7. Miscellaneous.

            (a) Reference to and Effect on the Existing Credit Agreement and the Other Loan Documents.

            (i) Except as specifically amended by this Amendment and Waiver and the documents executed and delivered in connection herewith, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. This Amendment and Waiver shall be a "Loan Document" under the Existing Credit Agreement.

            (ii) The execution and delivery of this Amendment and Waiver and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Banks under, the Existing Credit Agreement or any other Loan Document.

            (iii) Upon the conditions precedent set forth herein being satisfied, this Amendment and Waiver shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment and Waiver.

            (b) Binding Agreement. In connection with any distribution of this Amendment and Waiver to the Banks for execution thereof, the Company shall deliver to Agent a counterpart hereof bearing the signatures of the Obligors. If after receipt of such counterpart, the Required Banks have executed this Amendment and Waiver and have delivered counterparts of this Amendment and Waiver to the Agent, this Amendment and Waiver (other than the provisions of Section 1, 2 and 3 hereof, which shall only be effective upon satisfaction of all of the conditions set forth in Section 4 hereof) shall become effective and shall be a binding and enforceable agreement between the Obligors and the Banks, including the obligation of the Company to pay the portion of the Amendment Fee described in Section 7(c) below.

            (c) Fees and Expenses. Promptly after execution and delivery of this Amendment and Waiver by the Required Banks, the Company shall pay to each Bank 32.5% of the Amendment Fee, regardless of whether the other conditions to effectiveness of Sections 1, 2 and 3 of this Amendment and Waiver set forth herein are satisfied at the time of such payment or at any future time. In addition, promptly after execution and delivery of (a) the First Amendment to the Series E Note Agreement by the holders of at least 51% in aggregate principal amount of the outstanding Series E First Mortgage Notes, (b) the Second Amendment to the Series D Note Agreement by the holders of at least 51% in aggregate principal amount of the outstanding Series D First Mortgage Notes and (c) the Fifth Amendment to the Series A-C Note Agreements by the holders of at least 51% in aggregate principal amount of the outstanding Series A-C First Mortgage Notes, the Company shall pay to each Bank an additional 17.5% of the Amendment Fee, regardless of whether the other conditions to effectiveness of Sections 1, 2 and 3 of this Amendment and Waiver set forth herein are satisfied at the time of such payment or at any future time. The Company shall pay to each Bank the remaining 50% of the Amendment Fee on the Amendment Effective Date. In addition, the Company, the General Partner and Petrolane acknowledge that all reasonable costs, fees and expenses incurred in connection with this Amendment and Waiver will be paid in accordance with Section 11.4 of the Existing Credit Agreement.

            (d) Headings. Section and subsection headings in this Amendment and Waiver are included for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose or be given any substantive effect.

            (e) Counterparts. This Amendment and Waiver may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (f) Governing Law. This Amendment and Waiver shall be governed by and construed according to the laws of the State of New York.

                           [Signature Pages to Follow]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and Waiver as of the date first above written.

                                    AMERIGAS PROPANE, L.P., a Delaware limited partnership

                                    By:    AMERIGAS PROPANE, INC.
                                    Its:   General Partner


                                    By:
                                        -------------------------------------
                                    Name:  Robert W. Krick
                                    Title: Treasurer


                                    AMERIGAS PROPANE, INC.


                                    By:
                                        -------------------------------------
                                    Name:  Robert W. Krick
                                    Title: Treasurer


                                    PETROLANE INCORPORATED


                                    By:
                                        -------------------------------------
                                    Name:  Robert W. Krick
                                    Title: Treasurer

                                    AGENT:

                                    BANK OF AMERICA, N.A., as Agent and as
                                    Collateral Agent


                                    By:
                                        -------------------------------------
                                    Name:  David Price
                                    Title: Vice President

                                    BANKS:

                                    BANK OF AMERICA, N.A., as a Bank and an
                                    Issuing Bank


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    ALLFIRST BANK (formerly The First National
                                    Bank of Maryland)


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    FIRST UNION NATIONAL BANK, as a Bank and as Syndication Agent


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    FLEET NATIONAL BANK


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    THE BANK OF NEW YORK


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    MELLON BANK, N.A.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

            The undersigned hereby acknowledges and consents to the foregoing Fifth Amendment to the Amended and Restated Credit Agreement and Consent and Waiver, and reaffirms the terms of its Restricted Subsidiary Guarantee in favor of Bank of America, N. A., as Collateral Agent and acknowledges that such Restricted Subsidiary Guarantee remains in full force and effect in accordance with its terms.

Dated: July 31, 2001

                                    AMERIGAS PROPANE PARTS & SERVICE, INC.,
                                    as Guarantor


                                    By:
                                        -------------------------------------
                                    Name:  Robert W. Krick
                                    Title: Treasurer

                                                                         ANNEX I


This Annex I summarizes the structure for the acquisition (the "Acquisition") of Columbia Propane Corporation, a Delaware corporation ("CPC"), and its subsidiaries. CPC is engaged in the propane distribution business directly and through its subsidiary, Columbia Propane, L.P., a Delaware limited partnership ("CPLP"). A diagram that depicts the new AmeriGas structure following the completion of the Acquisition is attached hereto as Appendix I.

A.    PARTIES AND BACKGROUND

      A   An Amended and Restated Purchase Agreement (as the same may be amended, modified or supplemented, the "Purchase Agreement") will be entered into by and among Columbia Energy Group, a Delaware corporation (the "Seller"), CPC, CPLP, AmeriGas Propane, L.P. (the "Buyer"), AmeriGas Partners, L.P., the parent of the Buyer (the "Buyer Parent"), and AmeriGas Propane, Inc., the general partner of each of the Buyer Parent and the Buyer (the "General Partner," and together with the Buyer and the Buyer Parent, the "Buyer Parties," and each individually, a "Buyer Party").

      The Seller is the owner of 100% of the outstanding shares of the common stock of CPC (the "CPC Shares"), and CPC is the owner of (i) 99.26% of the outstanding limited partnership interests (the "CPLP Limited Partner Interest") of CPLP, (ii) all of the issued and outstanding capital stock (the "CPH Shares") of CP Holdings, Inc., the general partner of CPLP ("CPH"), (iii) 50% of the issued and outstanding capital stock (the "Atlantic Interest") of Atlantic Energy, Inc. ("Atlantic," and together with CPLP, CPH and CPC, the "CPC Parties"), which is a joint venture between CPC and Conoco, Inc. ("Conoco"), and
(iv) substantial assets directly used in the propane distribution business.

B.    DESCRIPTION OF COLUMBIA PROPANE ACQUISITION TRANSACTIONS(1)

1. Sale and Purchase of the Buyer's Limited Partnership Interests; Capital Contribution of the General Partner to the Buyer. The Buyer sells and issues to the Seller limited partnership interests of the Buyer ("Buyer Limited Partnership Interests") for cash in the amount of $50,000,000. The General Partner contributes $510,204.05 (1/98th of $50,000,000) to the Buyer in order to maintain its ownership interest in the Buyer.

2. Contribution of the Buyer Limited Partnership Interests to the Buyer Parent in return for Buyer Parent Units; Capital Contribution of the General Partner to the Buyer Parent. The Buyer Parent sells and issues to the Seller publicly traded common limited partnership units (the "Buyer Parent Units") valued at approximately $50,000,000 pursuant to a formula set forth in the Purchase Agreement in exchange for the Seller's contribution to the Buyer Parent of the Buyer Limited Partnership Interests. The General Partner contributes 1/99th of the fair market value of the Buyer Parent Units to the Buyer Parent in order to maintain its ownership interest in the Buyer Parent.

3. Buyer Parent Financing; Capital Contributions to the Buyer. The Buyer Parent borrows at least $148,500,000 from institutional lenders and makes a capital contribution of the amount borrowed to the Buyer. The General Partner contributes to the Buyer 1/98th of the amount contributed to the Buyer pursuant to the prior sentence in order to maintain its ownership interest in the Buyer.

4. Distribution to CPC and Assumption by CPC of Certain CPLP Assets and Liabilities. CPLP sells or assigns to CPC certain "non-usable" current assets and current liabilities of CPLP.(2) CPC instructs CPLP to transfer title to certain real estate that the Buyer is not purchasing to an affiliate of the Seller.

5. Purchase of CPC Assets and Liabilities by Buyer. CPC sells to Buyer substantially all of CPC's assets, and Buyer assumes substantially all of CPC's liabilities (collectively, the "Company Assets and Liabilities"), in exchange for $55,315,000. Specifically excluded from the Company Assets and Liabilities are: (i) the rights and obligations of CPC under the Purchase Agreement, dated as of April 5, 1999 (the "National Propane Purchase Agreement"), by and among Old CPLP (as defined in Item 13 hereof), CPH, CPC, National Propane Partners, L.P. ("National MLP"), National Propane Corporation ("National MGP"), National Propane SGP, Inc. and Triarc Companies, Inc. ("Triarc"), the Promissory Note dated July 19, 1999, with the current outstanding balance due of $137,997,000 executed by National Propane, L.P. (now CPLP via name change) ("National OLP"), as payor, in favor of CPC, as payee (the "Intercompany Note"), and the Loan Agreement dated July 19, 1999, between National OLP (now CPLP) and CPC (the "Intercompany Loan Agreement"), pursuant to which the Intercompany Note was issued; (ii) the rights and obligations of CPC under the Atlantic Energy Terminal Agreement, the document that governs the Atlantic Energy joint venture between CPC

----------
   (1) Each of the transaction steps are to be consummated in the sequence set forth herein in immediate succession on a single closing date, except as otherwise indicated as occurring at a later date.

   (2) Steps 4 and 10 of the Acquisition transaction, together, were designed to transfer out of CPC and CPLP all "non-usable" current assets and liabilities that would provide minimal or no value to the Buyer Parties following the closing and that would complicate and distort the contemplated purchase price adjustment to be made under the Purchase Agreement.

      and Conoco; (iii) the capital stock of CPH and Atlantic Energy owned by CPC; (iv) CPC's limited partnership interest in CPLP, which is later transferred to the Buyer in Step 8 hereof; and (v) the assets and liabilities distributed to CPLP, CPC or an affiliate of CPC or the Seller, as the case may be, pursuant to Steps 4 and 10.

6. Execution and Delivery of Capital Contribution Agreement. The Buyer and CPLP enter into a Capital Contribution Agreement, which provides for (i) the making of a capital contribution by the Buyer to CPLP, on the closing date of the Acquisition, of assets of the Buyer with an aggregate fair market value net of associated liabilities of at least $105,315,000, consisting of assets previously owned by the Buyer, together with certain related liabilities (the "Buyer Blend Assets and Liabilities") in exchange for a limited partnership interest in CPLP equal in value to the fair market value of the Buyer Blend Assets and Liabilities as determined by the managing general partner of CPLP using a reasonable method of valuation (the "Additional CPLP Limited Partnership Interest").

7. Amendment of the Intercompany Loan Agreement. CPC and CPLP amend the Intercompany Loan Agreement to eliminate provisions of the Intercompany Loan Agreement that CPC will breach if it ceases to own at least 80% of the outstanding equity and voting securities of CPLP(3).

8. Purchase of the CPLP Limited Partnership Interest and the Intercompany Note. CPC sells to the Buyer the CPLP Limited Partnership Interest for $3,216,000 and CPC's rights and obligations under the Intercompany Loan Agreement and the Intercompany Note for $138,000,000. CPC declares and pays to the Seller a special cash dividend in the amount of $196,531,000.

9. Contribution of Buyer Blend Assets and Liabilities to CPLP. Pursuant to the Capital Contribution Agreement, the Buyer contributes the Buyer Blend Assets and Liabilities to CPLP in exchange for the Additional CPLP Limited Partnership Interest.

10. Distribution to Seller and Assumption by Seller of Certain CPC Assets and Liabilities. CPC distributes and assigns to the Seller certain "non-usable" current assets and liabilities of CPC, as well as the "non-usable" current assets and liabilities of CPLP that have been distributed to CPC.

11. Purchase and Sale of CPC Shares. The Seller sells, conveys, distributes, assigns and transfers the CPC Shares to the Buyer in exchange for $5,219,000.(4)


----------
   (3) The Acquisition was structured to avoid triggering the tax and debt indemnity provisions of the Triarc Purchase Agreement, the agreement pursuant to which the Seller acquired the CPLP assets. These provisions, as summarized below, essentially provide that, if any transaction occurs where National MGP, an affiliate of Triarc, recognizes taxable gain resulting from a decrease in National MGP's share of certain indemnified debt (in the form of the intercompany note from National OLP to CPC), then it will be indemnified for any losses due to that decrease. The Triarc Purchase Agreement also contains other restrictive covenants designed to prevent this decrease from occurring. The Acquisition was designed to also comply with these covenants.

   (4) Pursuant to the Atlantic Energy Terminal Agreement, any sale of the shares of Atlantic would trigger a right of first refusal pursuant to which Conoco would have the right to buy CPC's 50% interest in Atlantic. The Acquisition was structured to maintain CPC as a separate entity and as the owner of the 50% interest in Atlantic, in part, to avoid triggering Conoco's right of first refusal.

12. Keep Well Agreement. Buyer executes and delivers to CPC a Keep Well Agreement in favor of CPC in the form of Exhibit I to the Purchase Agreement.

C.    SUMMARY OF TRIARC TAX AND DEBT INDEMNITY PROVISIONS

13. Pursuant to the National Propane Purchase Agreement, the old Columbia Propane, L.P., an affiliate of the Seller ("Old CPLP"), which was the Class A Limited Partner of National OLP and which was later dissolved with all of its assets, including its Class A limited partnership interest in National OLP (now CPLP), being distributed to CPC (the "Old CPLP"), acquired all of the common units of National MLP, which then merged with and into CPLP. An affiliate of Triarc (such affiliate is referred to in Items 13 through 17 of this Annex I for all purposes as "Triarc") is now, and will remain after the Acquisition, a special limited partner of CPLP.

14. In connection with the National Propane transaction, National OLP, which was subsequently renamed as CPLP, issued to CPC the Intercompany Note in an amount equal to the debt owed by the former National OLP (now CPLP) to its lenders pursuant to a credit facility and certain first mortgage notes (the "Indemnified Debt"). In addition, pursuant to the National Propane Purchase Agreement, Triarc agreed to indemnify CPC and its affiliates against any losses incurred (after recourse to the assets of the former National OLP) by CPC and its affiliates due to the failure of CPLP to meet its obligations under the Indemnified Debt (the "Debt Indemnity"). Interest on the Intercompany Note accrues at the rate of 7.65%, payable on March 1 and September 1. The maturity date on the Note is July 19, 2009.

15. The National Propane Purchase Agreement imposes certain tax-related restrictions on CPC, CPLP and CPH (collectively, the "Columbia Parties"). The Columbia Parties agreed to indemnify Triarc for any breach of these restrictions resulting in Triarc losses, which are calculated based primarily upon taxes and related costs incurred by Triarc as a result of any incremental gain recognized by Triarc, on an after-tax basis (the "Tax Indemnity Provisions").

      These tax restrictions on CPLP are effective until the termination of the Debt Indemnity and include restrictions as to material changes in CPLP's federal income tax methods and dispositions of assets of CPLP.

16. The National Propane Purchase Agreement also imposes certain restrictions on the Columbia Parties with respect to the Intercompany Note (or Indemnified Debt). The Columbia Parties also indemnify Triarc for a breach of these restrictions.

            These restrictions on CPLP are also effective until the termination of the Debt Indemnity and include restrictions on prepayment, defeasance, purchase or retirement of the Indemnified Debt, modification that eliminates or limits the recourse liability of Triarc, merger or consolidation with, or other conversion of CPLP into, a corporation for federal tax purposes, assumption of, guarantee of, or indemnification against, any liability with respect to the Indemnified Debt by any person or entity other than CPH or its affiliates, any successor to CPH or any successor to CPLP.

17. The Debt Indemnity expires on the sale of the CPLP partnership interest owned by Triarc pursuant to a put notice or a call notice. However, if Triarc is forced to sell its CPLP partnership interests pursuant to the call notice by CPH within a ten year period from the effective time of the National Propane Purchase Agreement, then in addition to the fair market value which would be due to Triarc for its Special Limited Partner Interests, CPH would also be obligated to pay Triarc an additional amount equal to any taxes incurred by Triarc in respect of any incremental gain realized by Triarc resulting from a decrease in its share of Indemnified Debt.

                                                                         ANNEX K

This Annex K summarizes the ownership interest of the Company in CPC, CPH and CPLP.

1. The authorized stock of CPH consists of 3,000 shares of common stock, par value $1.00 per share.

2. The Company owns all of the issued and outstanding shares of CPH. The Company owns 1,000 shares of $1.00 par value common stock, Certificate No. 1.

3. The Company owns 99.26% of the limited partnership interest in CPLP, and CPH owns 100% of the general partnership interest in CPLP. The economic breakdown of all the partnership interests of CPLP is as follows:

            -     CPH - GP - 4.8%

            -     Company - LP - 94.5%

            -     National Propane Corporation - LP (Special) - 0.7%

4. The authorized stock of CPC consists of 3,000 shares of common stock, par value $25.00 per share.

5. The Company owns all of the issued and outstanding shares of CPC. The Company owns 1,377 shares of $25.00 par value common stock, Certificate No. ____.

                                                                       EXHIBIT A

                                DIRECTION NOTICE



Bank of America, N.A.
555 S. Flower Street, 11th Floor
Mail Code CA9-706-11-03
Los Angeles, CA 90071

Ladies and Gentlemen:

Reference is made to that certain Intercreditor and Agency Agreement (the "Intercreditor Agreement") dated as of April 19, 1995 among AmeriGas Propane, Inc., Petrolane Incorporated, AmeriGas Propane, L.P. (the "Company") and all of its Restricted Subsidiaries, Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), in its capacity as Agent, Mellon Bank, N.A., in its capacity as cash collateral sub-agent (in such capacity, the "Cash Collateral Sub-Agent"), the purchasers listed on Schedule I attached thereto, and Bank of America, N.A., in its capacity as Collateral Agent for the Secured Creditors named therein (in such capacity, the "Collateral Agent"), as amended, supplemented or otherwise modified. Capitalized terms used herein without definition shall have the meanings set forth in the Intercreditor Agreement.

Pursuant to Sections 3(b) and 8(b) of the Intercreditor Agreement, the undersigned hereby authorizes and directs the Collateral Agent and, where appropriate, the Cash Collateral Sub-Agent, to:

(1) execute and deliver any and all documents or instruments necessary or desirable to release the Collateral Agent's existing first priority Liens on the "Drop Down Assets" (as defined in that certain Fifth Amendment to Amended and Restated Credit Agreement (the "Fifth Amendment to Credit Agreement"), dated as of July 31, 2001, among the Obligors, the Banks and the Agent);

(2) execute and deliver an amendment to the Intercreditor Agreement in substantially the form provided to the undersigned prior to the effective date of the Fifth Amendment to Credit Agreement;

(3) execute and deliver amendments to the Security Documents to add "investment property" of the Company and its Restricted Subsidiaries to the General Collateral, to correct the account number of the Cash Concentration Account, to amend the definition of "Parity Debt" to include debt issued pursuant to Section 8.1(l) of the Credit Agreement and to permit the Company and its Restricted Subsidiaries to transfer amounts from the Cash Concentration Account to one or more permitted investment accounts for the purpose of making Permitted Investments;

(4) execute and deliver a joinder agreement to the Subsidiary Security Agreement to add Columbia Propane Corporation, a Delaware corporation ("CPC") and CP Holdings, Inc., a Delaware corporation ("CPH") as assignors thereunder;

(6) execute, deliver and record new Security Documents to add the real and personal property of CPC and CPH to the General Collateral;

(7) execute and deliver a joinder agreement to the Subsidiary Guarantee to add CPC and CPH as guarantors thereunder; and

(8) execute, deliver, file or record such other documents, agreements or instruments, and take such action, as the Collateral Agent reasonably believes to be necessary or desirable in furtherance of any of the foregoing.

The undersigned acknowledges and agrees that (a) neither CPLP nor any of its Subsidiaries will execute the Subsidiary Guarantee or otherwise Guaranty the Obligations, (b) no Liens on any real and personal property of CPLP or any of its Subsidiaries will be granted to or held by the Collateral Agent for the benefit of the Secured Creditors, (c) although CPC owns 50% of the Capital Stock of Atlantic Energy, Inc., a Delaware corporation, neither the Collateral Agent nor any Secured Creditor will receive a pledge of such Capital Stock, (d) the Collateral Agent will not receive lien searches on any of the real or personal property of CPC, CPH or CPLP prior to the consummation of the Acquisition (as defined in the Fifth Amendment to Credit Agreement), and (e) neither the Collateral Agent nor any Secured Creditor will receive any opinions of counsel as to the perfection or priority of the Liens granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents.


Date:             , 2001
      ------------                     --------------------------------------
                                          Name of Institution


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                                                       EXHIBIT B


               FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWERS



See attached.

                                                                       EXHIBIT C


                            FORM OF INTERCOMPANY NOTE



                                INTERCOMPANY NOTE

$__________________

            FOR VALUE RECEIVED, the undersigned, __________________, a __________________ organized under the laws of the State of __________________
(the "Debtor"), hereby promises to pay to the order of ___________________, a __________________ organized under the laws of the State of __________________
(the "Subordinated Creditor"), at __________________, (i) the principal amount of $__________________, or, if less, the aggregate unpaid principal amount of each loan or advance made by the Subordinated Creditor to the Debtor at any time upon demand by the Subordinated Creditor in lawful money of the United States of America in immediately available funds and (ii) interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to [the rate applicable at such time to Base Rate Loans pursuant to Section 2.9 of that certain Amended and Restated Credit Agreement, dated as of September 15, 1997, among AmeriGas Propane, L.P., the financial institutions named as Banks therein and Bank of America, N.A. (formerly Bank of America National Trust and Savings Association), as Agent and First Union National Bank, as Syndication Agent (as amended, restated, supplemented, extended, renewed, replaced, refunded or otherwise modified from time to time, the "Credit Agreement"), or, if the Credit Agreement is no longer effective, [____________]]. Indebtedness of the Debtor to the Subordinated Creditor is hereinafter referred to as "Subordinated Debt". This Intercompany Note may be prepaid in whole or in part at any time without premium or penalty. Amounts prepaid on this Intercompany Note may be reborrowed. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in that certain Intercreditor and Agency Agreement dated as of April 19, 1995 among the Borrowers, the Restricted Subsidiaries, the Agent, the holders of the Mortgage Notes and the Collateral Agent (as amended, restated, supplemented, extended, renewed, replaced, refunded or otherwise modified from time to time, the "Intercreditor Agreement").

            The Debtor promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate per annum applicable pursuant to the preceding paragraph, plus 2.00%.

            The Debtor and any and all sureties, guarantors and endorsers of this Intercompany Note and all other parties now or hereafter liable hereon, severally waive grace, presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice or intent to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Intercompany Note, (c) to the release of any party primarily or secondarily liable hereon and
(d) that it will not be necessary for the Subordinated

Creditor or any of its successors or assigns, in order to enforce payment of this Intercompany Note, to first institute or exhaust their remedies against the Debtor or any other party liable therefor or against any security for this Intercompany Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            The outstanding principal balance of the loans and advances evidenced by this Intercompany Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Debtor, upon the acceleration of the indebtedness incurred pursuant to the Credit Agreement, any Note Agreement, any Parity Debt Agreement or the Subsidiary Guarantee.

            The Subordinated Creditor and the Debtor agree that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Obligations (such obligations being, collectively, the "Senior Debt"). The Senior Debt shall not be deemed to have been paid in full until (a) all of the Senior Debt shall have been indefeasibly paid in full in cash, (b) the Commitments have been terminated and
(c) all Letters of Credit (as defined in the Credit Agreement) have been canceled or have expired and all L/C Obligations (as defined in the Credit Agreement) have been indefeasibly reimbursed in full in cash ("Payment in Full").

            In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Debtor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Debtor or otherwise, the Secured Creditors shall be entitled to receive Payment in Full of the Senior Debt before the Subordinated Creditor having any Subordinated Debt outstanding from the Debtor is entitled to receive any payment of all or any of such Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to such Subordinated Debt in any such case, proceeding, assignment, marshaling or otherwise (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated
Debt) shall be paid or delivered directly to the Collateral Agent under the Intercreditor Agreement for the account of the Secured Creditors for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Debt until the Senior Debt shall have been indefeasibly paid in full in cash ("Paid in Full").

            In the event that (i) any default in the payment of any principal of, premium, if any, and interest on or fees or any other amounts relating to any of the Senior Debt or (ii) any event of default with respect to any of the Senior Debt shall have occurred and be continuing, then no payment (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Debtor for or on account of any Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt.

            In the event that any Subordinated Debt is declared due and payable, or is required to be repurchased, before its stated maturity, the Secured Creditors shall be entitled to receive Payment in Full of all amounts due or to become due on or in respect of all the Senior Debt before the Subordinated Creditor is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Debtor being subordinated to the payment of the Subordinated Debt) by the Debtor on account of the Subordinated Debt.

            The Subordinated Creditor agrees as follows:

            (a) If any proceeding referred to above is commenced by or against the Debtor,

                  (i) the Collateral Agent under the Intercreditor Agreement is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor having Subordinated Debt outstanding to the Debtor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting such Subordinated Debt or enforcing any security interest or other lien securing payment of such Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties hereunder; and

                  (ii) the Subordinated Creditor having Subordinated Debt outstanding to the Debtor shall duly and promptly take such action as the Collateral Agent may request (A) to collect such Subordinated Debt for the account of the Banks, and to file appropriate claims or proofs of claim in respect of such Subordinated Debt, (B) to execute and deliver to the Collateral Agent such powers of attorney, assignments, or other inserts as the Collateral Agent may request in order to enable the Collateral Agent to enforce any and all claims with respect to, and any security interest and other liens securing payment of, such Subordinated Debt and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to such Subordinated Debt.

            (b) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions hereof shall be received in trust for the benefit of the Secured Creditors, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Collateral Agent for the account of the Banks and the Secured Creditors in the same form as so received (with any necessary endorsement) to be applied in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Debt in accordance with the terms of the Intercreditor Agreement.

            (c) The Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Debtor shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions hereof applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

            The Subordinated Creditor agrees that, so long as the Senior Debt shall not have been Paid in Full, the Subordinated Creditor will not sue for payment of all or any of the Subordinated Debt, or commence, or join with any creditor other than the Secured Parties in commencing, or directly or indirectly cause the Debtor to commence, or assist the Debtor in commencing, any proceeding referred to above.

            The Subordinated Creditor agrees that no payment or distribution to the Secured Parties pursuant to the provisions hereof shall entitle the Subordinated Creditor to exercise any right of subrogation in respect thereof until the Senior Debt shall have been Paid in Full.

            The Subordinated Creditor will not:

            (a) cancel or otherwise discharge any of the Subordinated Debt owing to it (except upon Payment in Full thereof), convert or exchange any of such Subordinated Debt into or for any other indebtedness or equity interest or subordinate any of the Subordinated Debt to any indebtedness of the Debtor other than the Senior Debt;

            (b) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt owing to it; or

            (c) permit the terms of any of the Subordinated Debt owing to it to be changed in such a manner as to have, directly or indirectly, in the reasonable judgment of the Collateral Agent, an adverse effect upon the rights or interests of any Secured Creditor hereunder.

            The Subordinated Creditor shall promptly notify the Collateral Agent of the occurrence of any default under the Subordinated Debt owing to it.

            The Debtor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions hereof.

            All rights and interests of the Secured Creditors hereunder, and all agreements and obligations of the Subordinated Creditor and the Debtor hereunder, shall remain in full force and effect irrespective of:

            (d) any lack of validity or enforceability of the Credit Agreement, any Note Agreement, any Parity Debt Agreement, any Security Document, the Subsidiary Guarantee or any other agreement or insert relating thereto;

            (e) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Note Agreement, any Parity Debt Agreement, any Security Document or the Subsidiary Guarantee, including, without limitation, any increase in the Senior Debt resulting from the extension of additional credit to the Debtor or otherwise;

            (f) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt;

            (g) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Senior Debt or any other assets of the Debtor;

            (h) any change, restructuring or termination of the corporate structure or existence of the Debtor; or

            (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor or the Subordinated Creditor.

            This Intercompany Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment had not been made.

            This Intercompany Note shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to the conflicts of laws principles of such state and any applicable laws of the United States of America.

            In the event this Intercompany Note is not paid when due at any stated or accelerated maturity, the Debtor agrees to pay, in addition to the principal of and interest on this Intercompany Note, all costs of collection, including reasonable attorneys' fees.

            THE INDEBTEDNESS EVIDENCED BY THIS INTERCOMPANY NOTE IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT, AS DEFINED HEREIN, TO THE EXTENT PROVIDED HEREIN.

                                       [                        ],
                                        ------------------------
                                       as Debtor

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------



                                       [                        ],
                                        ------------------------
                                       as Subordinated Creditor

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                          ALLONGE TO INTERCOMPANY NOTE


            Made as of _________ __, ____, by ______________, and to be affixed to that certain Intercompany Note, dated as of _________ __, ____, made by ______________, as maker (the "Note").

                                   ENDORSEMENT


            Pay to the order of ________________________.

            The foregoing indorsement shall have the same effect as though it were written on the Note itself.


            Dated:                      ,
                   ------------------ --  ----



                                       [                        ]
                                        ------------------------


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                                                   SCHEDULE 4(1)

               Existing Indebtedness of CPLP and its Subsidiaries



                                                Principal Amount Assumed
                                                Not to Exceed
                                                -------------
1.    Unclaimed properties                      $    600,000

2.    Customer deposits                         $  2,600,000

3.    All Debt resulting from acquisitions      $  3,000,000
      except Zoe's Bottled Gas

4.    Obligations under the Triarc Note         $137,997,000

                                                                    SCHEDULE 6.2


                     Partnership Interests and Subsidiaries*


AmeriGas Propane Parts & Service, Inc.

Petrolane Offshore Ltd.**

AmeriGas Eagle Parts & Service, Inc.

Columbia Propane, L.P.

Columbia Propane Corporation

CP Holdings, Inc.


----------
*  With the exception of Petrolane Offshore Ltd., these are Restricted
   Subsidiaries

** Inactive Subsidiary

                                                                    SCHEDULE 6.3

                             Foreign Qualifications



AmeriGas Propane, L. P.:      All fifty states of the United States and the
                              District of Columbia, with the exception of
                              Delaware, the State of organization

AmeriGas Propane, Inc.:       All fifty states of the United States and the
                              District of Columbia, with the exception of
                              Pennsylvania, the State of organization

Petrolane Incorporated:       None


Restricted Subsidiaries:

   AmeriGas Propane
   Parts & Service, Inc.:     All fifty states of the United States and the
                              District of Columbia, with the exception of
                              Pennsylvania, the State of organization

   AmeriGas Eagle Parts
   & Service, Inc.:           [To be qualified post-closing in all states where
                              Columbia Propane, L. P. is qualified]

   Columbia Propane, L. P.:   Arizona, Arkansas, California, Colorado,
                              Connecticut, Delaware, Florida, Georgia, Idaho,
                              Illinois, Indiana, Iowa, Kentucky, Maryland,
                              Maine, Massachusetts, Michigan, Minnesota,
                              Missouri, New Hampshire, New Mexico, New York,
                              Rhode Island, South Carolina, Texas, Utah,
                              Virginia, Vermont, Wisconsin, and Wyoming

   Columbia Propane
   Corporation:               Delaware, District of Columbia, Kentucky,
                              Maryland, New Jersey, North Carolina, New York,
                              Ohio, Pennsylvania, Virginia, and West Virginia

   CP Holdings, Inc.:         Arkansas, California, Delaware, Florida, Illinois,
                              Maine, Massachusetts, South Carolina, Utah,
                              Virginia, and Wisconsin